UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2024

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (904)-496-0027

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 15, 2024, Safe and Green Development Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Securities Purchase Agreement, dated November 30, 2023 (the “Purchase Agreement”) with Peak One Opportunity Fund, L.P. (“Peak One”), pursuant to which the Company agreed to issue, in a private placement offering (the “Offering”) upon the satisfaction of certain conditions specified in the Purchase Agreement, two Debentures to Peak One in the aggregate principal amount of $1,200,000. The closing of the first tranche was consummated on November 30, 2023.

The Purchase Agreement provided that at any time after January 29, 2024, a second tranche closing could occur subject to the mutual written agreement of Peak One and the Company and satisfaction of the closing conditions set forth in the Purchase Agreement, upon which the Company would issue and sell to Peak One on the same terms and conditions a second 8% convertible debenture in the principal amount of $500,000.

The Amendment provides that the second tranche be separated into two tranches (the second and third tranche) wherein which the Company would issue in each tranche an 8% convertible debenture in the principal amount of $250,000 at a purchase price of $225,000. In addition, the Amendment provides that the Company will issue (i) 35,000 shares of the Company’s common stock on the closing of each of the second tranche and the third tranche as follows: 17,500 shares of common stock to Peak One’s designee as described in the Amendment and 17,500 shares of common stock to Peak One, as a commitment fee in connection with the issuance of the second debenture and the third debenture, respectively; (ii) a common stock purchase warrant to Peak One’s designee as described in the Amendment for the purchase of 125,000 shares of common stock on the closing of each of the second tranche and the third tranche; and (iii) pay $6,500 of Peak One’s non-accountable fees in connection with each of the second tranche and the third tranche.

The closing of the second tranche was consummated on February 16, 2024 and the Company issued an 8% convertible debenture in the principal amount of $250,000 (the “Second Debenture”) to Peak One and a warrant (the “Second Warrant”) to purchase up to 125,000 shares of the Company’s common stock to Peak One’s designee as described in the Amendment. The Second Debenture was sold to Peak One for a purchase price of $225,000, representing an original issue discount of ten percent (10%). In connection with the closing of the second tranche, the Company paid $6,500 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the second tranche and issued to Peak One and its designee an aggregate total of 35,000 shares of the Company’s restricted common stock as described in the Amendment.

The Second Debenture matures twelve months from its date of issuance and bears interest at a rate of 8% per annum payable on the maturity date. The Second Debenture is convertible, at the option of the holder, at any time, into such number of shares of common stock of the Company equal to the principal amount of the Second Debenture plus all accrued and unpaid interest at a conversion price equal to $2.14, subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events, as well as anti-dilution price protection provisions that are subject to a floor price as set forth in the Second Debenture.

The Second Debenture is redeemable by the Company at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued interest, if any. While the Second Debenture is outstanding, if the Company receives cash proceeds of more than $1,500,000.00 (“Minimum Threshold”) in the aggregate from any source or series of related or unrelated sources, the Company shall, within two business days of Company’s receipt of such proceeds, inform the holder of such receipt, following which the holder shall have the right in its sole discretion to require the Company to immediately apply up to 50% of all proceeds received by the Company (from any source except with respect to proceeds from the issuance of equity or debt to officers and directors of the Company) after the Minimum Threshold is reached to repay the outstanding amounts owed under the Second Debenture.

The Second Debenture contains customary events of default. If an event of default occurs, until it is cured, Peak One may increase the interest rate applicable to the Second Debenture to the lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law and accelerate the full indebtedness under the Second Debenture, in an amount equal to 110% of the outstanding principal amount and accrued and unpaid interest. The Second Debenture prohibits the Company from entering into a Variable Rate Transaction (as defined in the Second Debenture) until the Second Debenture is paid in full.

The Second Warrant expires five years from its date of issuance. The Second Warrant is exercisable, at the option of the holder, at any time, for up to 125,000 shares of common stock of the Company at an exercise price equal to $2.53, subject to adjustment for any stock splits, stock dividends, recapitalizations, and similar events, as well as anti-dilution price protection provisions that are subject to a floor price as set forth in the Second Warrant. The Second Warrant provides for cashless exercise under certain circumstances.

Under the Amendment, a closing of the third tranche may occur subject to the mutual written agreement of Peak One and the Company and satisfaction of the closing conditions set forth in the Purchase Agreement at any time after April 16, 2024.

Also on February 15, 2024, the Company entered into an amendment (the “RRA Amendment”) to the Registration Rights Agreement, dated November 30, 2023, with Peak One where it agreed to file a registration statement within 60 days of the date of the RRA Amendment with the Securities and Exchange Commission (the “SEC”) to register the maximum number of Registrable Securities (as defined in the RRA Amendment) permitted to be included therein in accordance with applicable SEC rules.

The number of shares of the Company’s common stock that may be issued as commitment shares under the Purchase Agreement and the Amendment, upon conversion of the debentures issued or issuable pursuant to the Purchase Agreement and the Amendment, upon the exercise of warrants issued or issuable pursuant to the Purchase Agreement and the Amendment, and any shares issuable under and in respect of the equity purchase agreement entered into on November 30, 2023, is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of the Company’s common stock on November 30, 2023, 1,999,000 shares, unless shareholder approval to exceed the Exchange Cap is approved.

Maxim Group LLC (“Maxim”) acted as placement agent in connection with the Offering. In connection with the closing of the second tranche, the Company paid a placement fee of $13,500 to Maxim. Assuming the third tranche is closed, a placement fee in an amount equal to $13,500 will be payable by the Company to Maxim upon closing of the third tranche.

The foregoing descriptions of the Amendment, the Second Debenture, the Second Warrant and the RRA Amendment are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, 4.1, 4.2 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The shares of the Company’s common stock issued, and the shares to be issued, under the Amendment, the Second Debenture and the Second Warrant were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The shares of common stock have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Debenture, dated February 15, 2024 in the principal amount of $250,000
4.2	Warrant, dated February 15, 2024
10.1*	Amendment No. 1 to the Securities Purchase Agreement, dated February 15, 2024
10.2	Amendment No. 1 to the Registration Rights Agreement, dated February 15, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

*	Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe and Green Development Corporation
Dated: February 22, 2024
	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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